United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2004

RADIOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23311	75-2648089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3600 JP Morgan Chase Tower

2200 Ross Avenue

Dallas, Texas 75201-2776

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 303-2776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Radiologix, Inc.

Current Report on Form 8-K

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

(a) On November 12, 2004, Radiologix and its subsidiary Ide Imaging Partners, Inc. (“Ide Imaging Partners”), and MICA Imaging, Inc. (“MICA”) and two of its affiliated companies, consummated an asset transfer under an Asset Purchase Agreement that the parties signed on October 29, 2004. The effective date of the transaction is as of October 31, 2004.

(b) Pursuant to the Asset Purchase Agreement, Ide Imaging Partners purchased diagnostic imaging equipment that it was leasing from MICA and MICA’s exclusive right to provide equipment lease financing to Ide Imaging Partners.

(c) Until November 12, 2004, MICA was the exclusive provider of diagnostic imaging equipment and equipment lease financing to Ide Imaging Partners under a perpetual contractual arrangement that was entered into by a predecessor of Ide Imaging Partners before Radiologix was formed.

(d) Ide Imaging Partners paid approximately $15.4 million in cash to purchase the equipment and the financing right and assumed approximately $128,000 of debt. Ide Imaging Partners also assumed certain operating leases for equipment.

(e) Ide Imaging Partners purchased the assets with cash on hand.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 17, 2004

RADIOLOGIX, INC.

By:	/s/ Michael L. Silhol
Michael L. Silhol, Senior Vice President